    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 2000
                                                       REGISTRATION NO. 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 MATRITECH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                    04-2985132
 (State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                                330 NEVADA STREET
                                NEWTON, MA 02460
                                 (617) 928-0820

               (Address of Principal Executive Offices) (Zip Code)

                              --------------------

                                 1992 STOCK PLAN
        AMENDED AND RESTATED 1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)

                              --------------------

                                STEPHEN D. CHUBB
                             Chief Executive Officer
                                 MATRITECH, INC.
                                330 Nevada Street
                                Newton, MA 02460
                                 (617) 928-0820
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:
                               Rufus C. King, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

================================================================================

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                    PROPOSED          PROPOSED
                                                                     MAXIMUM           MAXIMUM
                                               AMOUNT TO BE      OFFERING PRICE       AGGREGATE            AMOUNT OF
     TITLE OF SECURITIES TO BE REGISTERED     REGISTERED (1)      PER SHARE (2)     OFFERING PRICE     REGISTRATION FEE (3)
     ------------------------------------     --------------     --------------     --------------     --------------------

1992 STOCK PLAN
Common Stock (Par Value $.01 Per Share)          1,000,000           $3.50            $3,500,000              $924

AMENDED AND RESTATED 1992 NON-EMPLOYEE             250,000           $3.50              $875,000              $231
DIRECTOR STOCK OPTION PLAN
Common Stock (Par Value $.01 Per Share)

TOTAL:                                           1,250,000                            $4,375,000             $1155

-------------------------------------------

(1) In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock splits, stock dividends or similar transactions.

(2) The price of $3.50 per share, which is the average of the high and low prices of the Common Stock of the Registrant reported on the Nasdaq National Market on November 30, 2000, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c).

(3)  Calculated pursuant to Section 6(b) of the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     The documents containing the information specified in this Item 1 will be sent or given to employees, directors and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Matritech, Inc. (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

     (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1999, filed under the Exchange Act, which contains audited financial statements for the fiscal year ended December 31, 1999.

     (b) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2000 filed under the Exchange Act, which contains unaudited financial statements for the fiscal quarter ended March 31, 2000.

     (c) The Registrant's quarterly report of Form 10-Q for the fiscal quarter ended June 30, 2000 filed under the Exchange Act, which contains unaudited financial statements for the fiscal quarter ended June 30, 2000.

     (d) The Registrant's quarterly report of Form 10-Q for the fiscal quarter ended September 30, 2000 filed under the Exchange Act, which contains unaudited financial statements for the fiscal year ended September 30, 2000.

     (e) The description of the Registrant's common stock, $.01 par value per share, contained in the section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's registration statement on Form 8-A filed with the Commission on March 10, 1992, including any amendment or report filed for the purpose of updating the description of the Registrant's Common Stock.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to the provisions of Section 145 of the Delaware General Corporation Law ("DGCL"), the Registrant has the power to indemnify certain persons, including its officers and directors, under stated circumstances and subject to certain limitations, for liabilities incurred in connection with services performed in good faith for the Registrant or for other organizations at the request of the Registrant.

     Article Seventh of the Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be liable for monetary damages for breach of fiduciary duty, except to the extent that the DGCL prohibits the elimination of liability of directors for breach of fiduciary duty.

     Article Twelfth of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a), shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.    Description of Exhibit
-----------    ----------------------

4.1 Specimen Common Stock Certificate (filed as Exhibit 4.2 to the Registrant's Registration Statement No. 33-46158) and incorporated herein by reference).

4.2 Certificate of Amendment dated June 5, 1995, of Amended and Restated Certificate of Incorporation of the Registrant (filed as
               Exhibit 3.3 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 and incorporated herein by reference).

4.3 Certificate of Amendment dated June 16, 1994, of Amended and Restated Certificate of Incorporation of the Registrant (filed as
               Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 and incorporated herein by reference).

4.4 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibits 3, 4.1 to the Registrant's Registration Statement No. 33-46158 on Form S-1 and incorporated herein by reference).

4.5 Amended and Restated By-Laws of the Registrant (filed as Exhibits 3.2, 4.1 to the Registrant's Registration Statement No. 33-46158 on Form S-1 and incorporated herein by reference).

4.6            1992 Stock Plan, as amended, of the Registrant (filed herewith).

4.7 Amended and Restated 1992 Non-Employee Director Stock Option Plan, as amended, of the Registrant (filed herewith).

5.1            Opinion of Testa, Hurwitz & Thibeault, LLP, (filed herewith).

23.1           Consent of Arthur Andersen LLP, (filed herewith).

23.2           Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
               5.1).

24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on this 1st day of December, 2000.

                                        MATRITECH, INC.

                                        By:  /s/ Stephen D. Chubb
                                            ------------------------------------
                                            STEPHEN D. CHUBB
                                            Director, Chairman and Chief
                                            Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     The undersigned officers and directors of Matritech, Inc., hereby constitute and appoint Stephen D. Chubb and David L. Corbet, and each of them singly, our true and lawful attorneys-in-fact, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Matritech, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                          Title(s)                                      Date
      ---------                          --------                                      ----

/s/ Stephen D. Chubb                     Director, Chairman and Chief                  December 1, 2000
------------------------------------     Executive Officer (Principal Executive
STEPHEN D. CHUBB                         Officer)

/s/ David L. Corbet                      Director, President                           December 1, 2000
------------------------------------     and Chief Operating Officer
DAVID L. CORBET

/s/ John S. Doherty                      Vice President, Finance, Chief Financial      December 1, 2000
------------------------------------     Officer, Treasurer and Secretary (Principal
JOHN S. DOHERTY                          Financial and Accounting Officer)

/s/ David Rubinfien                       Director                                      December 1, 2000
------------------------------------
DAVID RUBINFIEN

/s/ Richard A. Sandberg                   Director                                      December 1, 2000
------------------------------------
RICHARD A. SANDBERG

/s/ T. Stephen Thompson                   Director                                      December 1, 2000
------------------------------------
T. STEPHEN THOMPSON

/s/ C. William Zadel                      Director                                      December 1, 2000
------------------------------------
C. WILLIAM ZADEL

                                  EXHIBIT INDEX

Exhibit No.    Description of Exhibit
-----------    ----------------------

4.1 Specimen Common Stock Certificate (filed as Exhibit 4.2 to the Registrant's Registration Statement No. 33-46158) and incorporated herein by reference).

4.2 Certificate of Amendment dated June 5, 1995, of Amended and Restated Certificate of Incorporation of the Registrant (filed as
               Exhibit 3.3 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 and incorporated herein by reference).

4.3 Certificate of Amendment dated June 16, 1994, of Amended and Restated Certificate of Incorporation of the Registrant (filed as
               Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 and incorporated herein by reference).

4.4 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibits 3, 4.1 to the Registrant's Registration Statement No. 33-46158 on Form S-1 and incorporated herein by reference).

4.5 Amended and Restated By-Laws of the Registrant (filed as Exhibits 3.2, 4.1 to the Registrant's Registration Statement No. 33-46158 on Form S-1 and incorporated herein by reference).

4.6            1992 Stock Plan, as amended, of the Registrant (filed herewith).

4.7 Amended and Restated 1992 Non-Employee Director Stock Option Plan, as amended, of the Registrant (filed herewith).

5.1            Opinion of Testa, Hurwitz & Thibeault, LLP, (filed herewith).

23.1           Consent of Arthur Andersen LLP, (filed herewith).

23.2           Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
               5.1).

24.1 Power of Attorney (included as part of the signature page to this Registration Statement).